UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2007

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

            California                0-11113              95-3673456
   (State or other jurisdiction     (Commission          (I.R.S. Employer
         of incorporation)          File Number)        Identification No.)

       1021 Anacapa Street, Santa Barbara, CA             93101
      (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02    Departure of Directors or Certain Officers; Election of Directors;
             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007, Pacific Capital Bancorp (the "Company") issued a press release announcing the appointment of George S. Leis as President and Chief Executive Officer of the Company and its subsidiary, Pacific Capital Bank, N.A. (the "Bank"), effective April 2, 2007. Mr. Leis will also join the Boards of Directors of both the Company and the Bank effective April 2, 2007. Mr. Leis, 47, is a Certified Financial Advisor. He joined the Company in March 2006 as Executive Vice President, overseeing the Company's Wealth Management business lines. In July 2006, he assumed the additional role of Chief Information Officer, overseeing the Company's Information Technology Group. With more than 23 years experience serving high net worth clients, his financial services career has included an emphasis in the areas of private banking, trusts and investments. Before joining the Company, he most recently served as Managing Director, U.S. Head, Products and National Practice Leader for Investments at Deutsche Bank Private Wealth Management, working out of their New York and Los Angeles offices. There are no transactions in which Mr. Leis has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company's press release announcing Mr. Leis' appointment as President and Chief Executive Officer of the Company and the Bank is attached hereto as
Exhibit 99.1.

On March 29, 2007, Pacific Capital Bancorp, (the "Company") and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the "Bank") entered into an Employment Agreement (the "Agreement") with George S. Leis, to serve as President and Chief Executive Officer of the Company and the Bank, effective as of April 2, 2007. The Agreement provides for a 3-year employment term.

During the employment term, the Agreement provides for, among other things, (a) a base salary of $500,000 per year; (b) a one-time hiring bonus of $100,000; (c) a grant of Stock Options to purchase shares of the Company's common stock with a value on April 2, 2007, of $100,000; (d) the grant of Restricted Shares of the Company's common stock with a value on April 2, 2007, of $100,000; (e) annual bonuses based upon Mr. Leis' performance and accomplishments of business, financial, and other goals established by the Board of Directors of the Bank;
(f) participation in the Bank's Deferred Compensation program; (g) eligibility to participate in group benefits and programs of the Company; (h) reimbursement for reasonable, ordinary, and necessary business expenses incurred by Mr. Leis in connection with the performance of his duties as President and Chief Executive Officer of the Company and the Bank.

If Mr. Leis' employment is terminated for cause (as defined in the Agreement), he will be paid his base salary earned to the date of termination. If Mr. Leis' employment is terminated without cause (other than in connection with a change in control as defined in the Agreement), then Mr. Leis will be entitled to (i) his base salary earned to the termination date; and (ii) a one-time lump sum payment equal to two times his then current annual base salary. The payment will be paid in equal installments on the Bank's normal payroll dates during the 24-month period immediately following such termination.


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If Mr. Leis' employment is terminated during the year following a change in control (as defined in the Agreement), Mr. Leis would be entitled to receive an amount equal to two times his annual base salary for the last calendar year ended immediately preceding the change in control, plus two times the average annual bonus received for the last two calendar years ended immediately preceding the change of control.

If Mr. Leis' employment is terminated in connection with a disability, he would be entitled to receive for a period of twelve months an amount equal to the difference between any disability payments provided by the Bank's insurance plans and his then current base salary. In addition, all of his unvested Stock Options and Restricted Stock would vest.

If Mr. Leis is terminated as a result of his death, his estate would be entitled to an amount equal to (i) his base salary through the date of his death; and
(ii) any compensation previously deferred by him. In addition, all of his unvested Stock Options and Restricted Stock would vest.

The Agreement provides that during the term of his employment with the Company and the Bank, and for one year thereafter, Mr. Leis will not solicit any employees of the Company of the Bank to work for another employer or solicit the business or any current or prospective customer of the Company or the Bank.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Effective April 2, 2007, William S. Thomas, Jr., will retire as the President and Chief Executive Officer of the Company and the Bank, and will additionally no longer serve as a member of the Company's and the Bank's Boards of Directors. Mr. Thomas will remain employed by the Company in a community relations position pursuant to the terms of an Employment Agreement entered into on October 11, 2006 with the Company and the Bank, which was previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2006.



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Item 9.01      Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.    Description
-----------    -----------------------------------------------------------------
10.1           Employment Agreement dated March 29, 2007, between Pacific
               Capital Bancorp, Pacific Capital Bank, N.A., and George S. Leis

99.1 Press Release dated March 29, 2007 announcing appointment of George S. Leis as President and Chief Executive Officer


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SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PACIFIC CAPITAL BANCORP

Date: March 29, 2007
                                             /s/ Frederick W. Clough
                                             -----------------------------------
                                             Frederick W. Clough
                                             Executive Vice President,
                                             Chief Administrative Officer and
                                             General Counsel


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                                  EXHIBIT INDEX

Exhibit No.            Description
---------------        ---------------------------------------------------------
10.1                   Employment Agreement


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